UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2010

ARIAD Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21696	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 494-0400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
                              Compensatory Arrangement of Certain Officers.

On April 12, 2010 upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of ARIAD Pharmaceuticals, Inc. (the “Company”) approved an increase in the size of the Board from six to seven directors and appointed Robert M. Whelan, Jr. to fill the vacancy created by the increase in the size of the Board.  Mr. Whelan was appointed to serve as a Class 2 director until the 2011 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation, retirement or removal.

Mr. Whelan, 58, has more than thirty-five years of corporate finance and investment banking experience, including leadership positions at Volpe Brown Whelan, Prudential Securities, and Hambrecht & Quist.  From 2008 to 2009, Mr. Whelan was a Fellow at the Harvard University Advanced Leadership Initiative, an innovative, year-long curriculum aimed at providing a rigorous educational program for exceptional leaders who have reached the height of their professions and are seeking to contribute their skills to solve global social problems.

Since 2001, Mr. Whelan has been a business advisor providing financial consulting, valuation and strategic services to public and private companies in the technology, healthcare and alternative energy industries.

From 1992 to 1999, he was a senior executive at Volpe Brown Whelan, LLC, a private technology and healthcare investment banking, brokerage and asset management firm.  He served as a member of its Board of Directors, its chief operating officer and head of investment banking.  Prudential Securities acquired Volpe Brown Whelan in 1999, and Mr. Whelan became Vice Chairman, Prudential Volpe Technology Group until 2001.

Previously, from 1988 to 1992, Mr. Whelan was Managing Director, New York Regional and High Technology Groups at Prudential Securities, and from 1984 to 1988, he was Managing Director and Head of Corporate Finance at Hambrecht & Quist, Inc.

In addition to several positions in the not-for-profit sector, Mr. Whelan currently serves on the Board of Directors of Leerink Swann & Co., a closely held investment-banking firm focused on the healthcare industry, and Growth Capital Partners Inc., a private equity firm.

There are no arrangements or understandings between the Company and any other person pursuant to which Mr. Whelan was elected as a director, nor are there any transactions between Mr. Whelan and the Company in which he has a direct or indirect material interest that the Company is required to report pursuant to the rules and regulations of the Securities and Exchange Commission.

A copy of the press release announcing the election of Mr. Whelan to the Board is being filed herewith as Exhibit 99.1.

ITEM 9.01           Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated April 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

Date:	April 15, 2010	By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald
Senior Vice President, Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated April 15, 2010.

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